As filed with the Securities and Exchange Commission on March 18, 2026
Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Adecoagro S.A.
(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Eleventh Amended and Restated Restricted Share and Restricted Stock Unit Plan

(Full Title of the Plan)
Adecoagro S.A.
Société anonyme
28, Boulevard F.W. Raiffeisen, L - 2411 Luxembourg
Tel: +352.2644.9494
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
19 West 44th Street
Suite 200
New York, NY 10036
(800) 927-9801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all correspondence to:

Maurice Blanco, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Adecoagro S.A., a company organized under the laws of Luxembourg (the “Company” or the “Registrant”), is filing this registration statement (“Registration Statement”) on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 1,727,040 additional shares of common stock of the Company, par value, $1.50 per share (“Common Shares”), for issuance pursuant to the Adecoagro S.A. Eleventh Amended Restricted Share and Restricted Stock Unit Plan (as amended from time to time, the “Restricted Share Plan” or the “Plan”) following an amendment to increase the number of Common Shares to be granted pursuant to the Restricted Share Plan approved by the Board of Directors of the Company on March 13, 2026.

In accordance with General Instruction E of Form S-8, and only with respect to the Common Shares issuable under the Plan, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on September 18, 2015 (Registration No. 333-333-207017), April 4, 2017 (Registration No. 333-217141), March 29, 2019 (Registration No. 333-230636, as amended on March 12, 2021), April 1, 2021 (Registration No. 333-254958), April 4, 2022 (Registration No. 333-264097), March 23, 2023 (Registration No. 333-270782), April 15, 2024 (Registration No. 333-278689) and March 20, 2025 (Registration No. 333-285949), to the extent not superseded hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
* Pursuant to Rule 428(b)(1) under the Securities Act, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Plan. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute the Section 10(a) prospectus. Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are incorporated herein by reference:
(a)The description of the Company’s common shares contained in its Registration Statement on Form 8-A (File No. 001-35052) filed with the Commission on January 24, 2011 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Company’s common shares set forth under “Description of Share Capital” in the Company’s prospectus dated January 13, 2011 filed with the Commission on January 13, 2011, including any amendment or report filed for the purpose of updating such description;
(b)The Company’s annual report on Form 20-F for the year ended December 31, 2024 filed with the Commission on April 25, 2025 (Registration No. 001-35052) (the consolidated financial statements, management’s annual report on internal control over financial reporting and the report of independent registered public accounting firm have been superseded by the consolidated financial statements, managements annual report on internal control over financial reporting and the report of independent registered public accounting firm included in the Form 6-K filed on March 16, 2026) (Registration No. 001-35052) (the “Annual Report”);
(c)The Company’s audited consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, the report of independent registered public accounting firm and management’s annual report on internal control over financial reporting included in Exhibits 99.2 and 99.3 in the Form 6-K filed on March 16, 2026) (Registration No. 001-35052); and

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Elvinger Hoss Prussen, société anonyme, regarding the legality of the shares being registered
23.1*	Consent of PriceWaterhouse & Co. S.RL
23.2*	Consent of Elvinger Hoss Prussen, société anonyme (included in Exhibit 5.1)
23.3*	Consent of Cushman & Wakefield Argentina S.A.
24.1*	Power of Attorney (included on the signature page hereto)
99.1*	Eleventh Amended and Restated Adecoagro S.A. Restricted Share and Restricted Stock Unit Plan
107*	Filing Fee Table
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina on March 18, 2026.

Adecoagro S.A.
By:	/s/ Mariano Bosch
Name:	Mariano Bosch
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mariano Bosch and Emilio Federico Gnecco each his or her attorney-in-fact with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mariano Bosch	Chief Executive Officer & Director	March 18, 2026
Mariano Bosch	(Principal Executive Officer)

/s/ Emilio Federico Gnecco	Chief Financial Officer & Chief Accounting Officer	March 18, 2026
Emilio Federico Gnecco	(Principal Financial Officer and Principal Accounting Officer)

/s/ Juan José Sartori Pineyro	Chairman of the Board of Directors	March 18, 2026
Juan José Sartori Pineyro

/s/ Christian De Prati	Director	March 18, 2026
Christian De Prati

/s/ Kyril Louis-Dreyfus	Director	March 18, 2026
Kyril Louis-Dreyfus

/s/ Andres Larriera	Director	March 18, 2026
Andres Larriera

/s/ Ivo Andres Sarjanovic	Director	March 18, 2026
Ivo Andres Sarjanovic

/s/ Manuela Vaz Artigas	Director	March 18, 2026
Manuela Vaz Artigas

/s/ Oscar Alejandro León Bentancor	Director	March 18, 2026
Oscar Alejandro León Bentancor

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Adecoagro S.A., has signed this Registration Statement in Newark, Delaware, on March 17, 2026.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director